APPENDIX

AUDIT AND COMPLIANCE COMMITTEE CHARTER

MISSION

The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in discharging its responsibility for oversight of the quality and integrity of the Company's accounting, auditing, and reporting practices and of the Company's system of internal controls. The Committee places an emphasis on overseeing the qualitative aspects of financial reporting to shareholders and others, and the policies and controls adopted by the Company to manage business and financial risks and to comply with significant applicable legal, ethical, and regulatory requirements.

RESPONSIBILITIES/REPORTING

The Committee is directly responsible for the appointment, compensation, and oversight of the registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the "Auditors"). The Committee's specific duties in connection with this direct responsibility and with its oversight role in general are delineated in the Audit Committee Responsibilities Matrix. The Responsibilities Matrix will be updated at least annually to reflect changes in legal and regulatory requirements, authoritative guidance and evolving best oversight practices. It is emphasized that the Committee's role is one of oversight. In other words, management of the Company (and not the Committee) is responsible for publishing financial statements that are complete, accurate and in accordance with generally accepted accounting principles, and the Auditors (and not the Committee) are responsible for planning and carrying out a proper audit and review of the Company's financial statements. It is also not the Committee's responsibility to assure the Company's compliance with applicable laws and regulations, to design the Company's internal policies and controls, or to assure compliance with such policies and controls.

In carrying out its oversight responsibilities, the Committee relies on the expertise, integrity and knowledge of management, the internal auditors, in-house counsel and the Auditors. Accordingly, the Company is responsible for providing the Committee with the resources necessary for the Committee to maintain the requisite familiarity with relevant accounting policies and procedures and with all other materials and access to Company personnel as may be requested by the Committee. In discharging its oversight responsibilities, the Committee may interact with the Company's regular outside counsel but is also empowered to engage and rely upon the advice of independent counsel and other experts.

The Auditors shall report directly to the Committee. The Committee chairperson shall report to the full Board on behalf of the Committee, giving full disclosure to any views held by a minority of the members of the Committee.

MEMBERSHIP

The Committee shall consist of at least three directors, each of whom is free of any relationship that, in the opinion of the Board would, under applicable laws and regulations, make the director not independent. The chairperson shall be appointed by the full Board. Each member shall also be generally knowledgeable in financial and auditing matters, including the ability to read and understand fundamental financial statements. At least one member shall, in the opinion of the Board, have the understanding and experience necessary to qualify him or her as an audit committee financial expert under the applicable laws and regulations.

AUTHORITY

In discharging its oversight role, the Committee is empowered to conduct or authorize an investigation into any matter, within the scope of its mission, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

ADMINISTRATION

The Committee will meet on a regular basis at least five times each year, including at least once each quarter. The Committee may hold special meetings upon the call of any of its members. At Committee meetings, a majority of the total members shall constitute a quorum. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors and any advisors employed by the Committee.

HORIZON BANCORPORATION, INC.
AUDIT AND COMPLIANCE COMMITTEE RESPONSIBILITIES MATRIX

QUARTER IN WHICH PERFORMED

		Fourth quarter (FY end)	First	Second	Third	As needed
1. Selection, Appointment and Compensation of the Auditors
1a.

Obtain and review a report by the proposed Auditors describing its internal quality procedures and results of peer review, confirm the independence of the proposed Auditors, review with the proposed Auditors, the internal auditors and Finance management the proposed scope and plan of the audit and proposed non-audit services.

X
1b.	Appoint and approve the compensation of the Auditors and pre-approve the scope of the audit and non-audit services.	X
1c.	Monitor any issues brought to the Committee's attention regarding the oversight of the Auditors by the Public Company Accounting Oversight Board.					X
2. Oversight of the Auditors and the Company's Policies and Controls
2a.

Review with Finance management and the Auditors at completion of the annual audit:
(i) The Company's financial statements and related footnotes, including disclosures relating to off-balance sheet transactions and proforma information;
(ii) The Auditors' audit of the financial statements and its report and management letter thereon;
(iii) The Auditors' report regarding the Company's critical accounting policies and the other matters set forth in Section 204 of the Sarbanes-Oxley Act (the "2002 Act"); and
(iv) Any other matters related to the audit which are to be communicated to the Committee under generally accepted auditing standards.

X
2b.

Discuss with Finance management and the Auditors whether there were any difficulties or disputes encountered during the course of the audit (including any attempt to exert improper influence) and whether any significant future changes are required in the Auditors' audit plan, and take appropriate action.

X
2c.

Oversee, with the Auditors, management's evaluation of the effectiveness of the Company's internal controls and procedures for financial reporting leading to the internal control report under Section 404 of the 2002 Act.

			X			X
2d.

After having designed and established such procedures, oversee, with the internal auditors, the operation of procedures for treatment of complaints and anonymous submissions by employees regarding accounting or auditing matters and for whistleblower protection.

X
2e.

Examine, with the Auditors and the internal auditors, the Company's code of ethics for senior officers and the Company's standards of ethical conduct for all other employees; generally, oversee the process of changing, granting waivers of and dealing with violations of the code of ethics.

			X			X
2f.

Examine, with the Auditors and the internal auditors:
(i) The Company's policies and procedures with respect to transactions between the Company and officers and directors (and their affiliates); and
(ii) The Company's policies and procedures with respect to trading in Company securities by officers, directors and affiliates, including compliance with the rules of Section 306 of the Act relating to insider trading during pension fund blackout periods.
Review any matters brought to the Committee's attention regarding the operation of such policies and procedures and take appropriate action.

			X			X
2g.

Review and take appropriate action , whether or not the Board has designated the Committee to act as the qualified legal compliance committee, with respect to any reports to the Committee of evidence of material violations of securities law or breach of fiduciary duty submitted by legal counsel pursuant to Section 307 for the 2002 Act.

X
2h.	Inquire of Finance management, the internal auditors and the Auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.	X	X	X	X	X
2i.

Inquire of Finance management, the internal auditors and the Company's legal counsel of any legal and regulatory matters that may have a material impact on the financial statements and assess the steps management has taken to minimize such impact.

		X	X	X	X	X
2j.

Meet with each of the Auditors, the internal auditors and Finance management in separate executive session to discuss any matters that either party believes should be discussed privately with the Committee.

		X	X	X	X
2k.	Review and approve the appointment or change in the internal auditors.					X
3. External Reporting
3a.	Provide the Committee's report in the annual proxy that includes the Committee's review and discussion of matters with management and the Auditors.			X
3b.

Generally, review the 1934 Act periodic reports of the Company (including financial statements) with Finance management, the internal auditors, the Auditors and legal counsel prior to filing of the reports with the SEC. Specifically:
(i) Review management disclosures to the Committee, the contents of the CEO and CFO certifications and all other disclosures required under the 2002 Act.
(ii) Provide the disclosure of non-audit services required under Section 202 of the 2002 Act.

		X	X	X	X
3c.

Review all other filings and releases made from time to time by the Company to consider whether the information contained in these filings is consistent with the information contained in the Company's financial statements, before they are filed.

X
3d.	The Committee chairperson will participate in a telephonic meeting among Finance management and the Auditors prior to quarterly earnings releases.	X	X	X	X
4. Operation of the Committee
4a.

The agenda for Committee meetings will be prepared in consultation between the Committee chairperson (with input from the Committee members), Finance management, the internal auditors, the Auditors and legal counsel.

		X	X	X	X	X
4b.	Review and update the Audit Committee Responsibilities Matrix.		X
4c.	Include a copy of the Committee charter as an appendix to the proxy statement at least once each year.			X
4d.

Verify that the Committee consists of a minimum of three members who are independent and financially literate, including, if possible, at least one member who qualifies as an audit committee financial expert.

X
5. Other Responsibilities
5a.	Perform such other functions as required by law or the Company's charter or bylaws, or as assigned to the Committee by the Board of Directors.					X
5b.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's mission and scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

X